I, Bonita J. Smith, Assistance Secretary of Edison International, certify that the attached is an accurate and complete copy of a resolution of the Board of Directors of the corporation, duly adopted at a meeting of its Board of Directors held on April 20, 2000.

Dated: April 24, 2000

SEAL
                                                  Bonita J. Smith
                                                  ---------------
                                                  Bonita J. Smith
                                                  Assistant Secretary
                                                  Edison International

                     RESOLUTION OF THE BOARD OF DIRECTORS OF

                              EDISON INTERNATIONAL

                             Adopted: April 20, 2000

                   RE: AUTHORIZATION OF ADDITIONAL PLAN SHARES



     WHEREAS, this Board of Directors, pursuant to a resolution entitled "Authorization of Additional Plan Shares" adopted on December 9, 1999 (the "December Resolution"), authorized the offering, issuance, and sale of 10,000,000 shares of common stock of this corporation through the Stock Savings Plus Plan, as it may be amended from time to time ("SSPP"), which is maintained for the benefit of employees of this corporation and its subsidiaries;

     WHEREAS, it is desirable to increase the amount of shares of common stock authorized for offering, issuance and sale through the SSPP;

     WHEREAS, it is necessary under the rules and regulations of the Securities and Exchange Commission ("SEC") to register such shares under the Securities Act of 1933, as amended ("Securities Act"); and

     WHEREAS, it is desirable to list shares to be newly issued on the New York Stock Exchange, Inc., and the Pacific Exchange, Inc. (such exchanges being hereinafter collectively referred to as the "Exchanges");

     NOW, THEREFORE, BE IT RESOLVED, that this Board of Directors hereby authorizes the offering, issuance and sale of an aggregate amount of up to 20,000,000 additional shares of common stock ("New SSPP Shares") of this corporation pursuant to the terms of the SSPP, the New SSPP Shares to be either:
(i) originally issued and sold to the agent or trustee for the SSPP at such times as the Chief Financial Officer, the Treasurer or any Assistant Treasurer, acting alone, may determine to be advisable in view of the capital requirements of this corporation and its subsidiaries and at prices determined in accordance with formulas contained in the SSPP; provided that such formulas shall be based upon market prices at specified times or over specified periods so as to approximate the effect of selling shares on the open market; or (ii) purchased on the open market by the agent or trustee for the SSPP whenever New SSPP Shares are not issued and made available by this corporation for purchase.

     BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to prepare and file or cause to be prepared and filed one or more Registration Statements on Form S-8 or other appropriate form, together with all documents required as exhibits thereto and any and all amendments and/or supplements deemed necessary or appropriate by such officer or officers for the registration and continued registration with the SEC under the Securities Act of the offering and sale of the New SSPP Shares and related beneficial interests pursuant to the terms and conditions of the SSPP.

     BE IT FURTHER RESOLVED, that for the purpose of listing New SSPP Shares that will be newly issued on each of the Exchanges, each of the officers of this corporation is authorized to execute and file or cause to be filed with the Exchanges, in the name and on behalf of this corporation, listing applications (including any amendments or supplements thereto), and such other filings, instruments, and documents as such officer or counsel of this corporation shall deem necessary or convenient to effect or maintain, or otherwise in connection with, those listings and to make such appearances before such commissions or governmental agencies as such officer shall deem appropriate.

     BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to execute and deliver on behalf of this corporation and in its name a power of attorney or powers of attorney appointing Bryant C. Danner, Theodore
F. Craver, Jr., Thomas M. Noonan, James R. Berg, Beverly P. Ryder, Kenneth S. Stewart, Mary C. Simpson, Paige W. R. White, Timothy W. Rogers, Rayna M. Morrison, Bonita J. Smith, Peggy A. Stern, Douglas G. Green, and Polly L. Gault or any one of them, to act severally as attorney-in-fact for this corporation for the purpose of executing, signing, filing or causing to be filed with the SEC on behalf of this corporation one or more registration statements for the New SSPP Shares and related beneficial interests, and any and all amendments and supplements to any of the foregoing, together with any other documents related thereto.

     BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized and directed, in the name and on behalf of this corporation or otherwise, to execute and file, or cause to be filed, such consents to service of process, powers of attorney, applications and other documents with authorities of such states or other jurisdictions and to do such other acts and things as the officer or officers may deem to be necessary or appropriate to comply with the securities, Blue Sky or similar laws of such states or jurisdictions; provided, however, that this corporation shall not thereby qualify as a foreign corporation in such states or jurisdictions.

     BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to take such other actions, including but not limited to the payment of any fees, taxes, or other expenses, and to cause to be prepared and to execute and deliver such documents as in the judgment of the officer or officers acting, or of counsel for this corporation, may be necessary or appropriate to carry out the intent of the foregoing provisions of this resolution.

     BE IT FURTHER RESOLVED, that any actions taken by such officers prior to the date of this meeting that are within the authority conferred hereby are ratified, confirmed and approved in all respects as the act and deed of this corporation.

     BE IT FURTHER RESOLVED, that the December Resolution is superseded in full by this resolution.

Approved:


John E. Bryson
---------------------
John E. Bryson
Chairman of the Board


Bryant C. Danner
---------------------
Bryant C. Danner
Executive Vice President and General Counsel